UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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MATRIXONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MATRIXONE, INC.

210 Littleton Road

Westford, Massachusetts 01886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The annual meeting of stockholders of MatrixOne, Inc., a Delaware corporation (the “Company”), will be held on Thursday, December 22, 2005 at 1:00 p.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109, for the following purposes, which are described in detail in the accompanying materials:

1.	To elect three members to the Board of Directors as Class III Directors, each to serve for a three-year term.

2.	To approve an amendment to the Company’s 1999 Amended and Restated Stock Plan (the “1999 Plan”) increasing from 8,000,000 to 10,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan.

3.	To approve an amendment to the Company’s 1999 Plan to permit the award of stock appreciation rights, restricted stock and restricted stock units.

4.	To approve an amendment to the Company’s 1999 Plan to permit a one-time stock option exchange program under which outstanding stock options having an exercise price equal to or above the greater of (i) $5.55 and (ii) the market value of the Company’s Common Stock on the date the Board approves the offer to exchange, would be exchanged for new Restricted Stock Awards.

5.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan, increasing from 2,000,000 to 3,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan.

6.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2006.

7.	To grant discretionary authority to the presiding officer to propose and vote for one or more adjournments of the meeting including adjournments to permit further solicitation of proxies.

8.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Tuesday, October 25, 2005, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

Mark F. O’Connell

Chief Executive Officer,

President and Director

Westford, Massachusetts

November 21, 2005

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by mail.

– OR –

Stockholders may also complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card.

MATRIXONE, INC.

210 Littleton Road

Westford, Massachusetts 01886

PROXY STATEMENT

NOVEMBER 21, 2005

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of MatrixOne, Inc., a Delaware corporation (the “Company”) for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Thursday December 22, 2005 at 1:00 P.M., Eastern Daylight Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109 (the “Meeting”).

Only stockholders of record as of the close of business on October 25, 2005 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 51,897,343 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised.

An Annual Report to Stockholders, containing financial statements for the fiscal year ended July 2, 2005, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about November 25, 2005.

The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter and therefore have the practical effect of a vote against the matter. Broker “non-votes” are not so included and therefore have no effect on the outcome of the matter.

All properly executed proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth in this notice of the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to MatrixOne, Inc., attention of Brian Norris, Vice President of Investor Relations, 210 Littleton Road, Westford, MA 01886, telephone: (978) 589-4040.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 25, 2005, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption “Compensation and Other Information Concerning Directors and Officers” below who were serving as executive officers of the Company on October 25, 2005, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. The address of each of the executive officers and Directors of the Company is c/o MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. As of October 25, 2005, there were 51,897,343 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership			Percent of Class
Name and Address of Beneficial Owner	Common Stock	Options (1)	Total

5% Owners

T. Rowe Price Associates, Inc. (2)	7,200,595	—	7,200,595	13.9%
100 East Pratt Street Baltimore, Maryland 21202

Chilton Investment Company, Inc. (3)	4,328,608	—	4,328,608	8.3%
1266 East Main Street, 7th Floor Stamford, Connecticut 06902

Executive Officers and Directors

Mark F. O’Connell (4)	345,790	2,427,064	2,772,854	5.1%

Gary D. Hall	—	96,739	96,739	*

Michael Segal (5)	327,664	575,373	903,037	1.7%

Sam Zawaideh	28,104	288,064	316,168	*

Gregory R. Beecher	—	75,000	75,000	*

W. Patrick Decker	5,000	117,500	122,500	*

David G. DeWalt	—	34,583	34,583	*

Daniel J. Holland (6)	53,400	87,500	140,900	*

Charles R. Stuckey, Jr. (7)	40,000	130,000	170,000	*

All executive officers, Directors and nominees for Director as a group (12 persons) (8)	947,958	4,573,447	5,521,405	9.8%

*	Represents beneficial ownership of less than one percent of Common Stock.

(1)	Includes all options that are currently exercisable or will become exercisable within 60 days from October 25, 2005 by the beneficial owner.
(2)	Information obtained from T. Rowe Price Associates, Inc.’s Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. T. Rowe Price Associates, Inc. is the sole beneficial owner of 7,200,595 shares of Common Stock, of which it has sole voting power as to 2,177,695 shares, no shared voting power, sole dispositive power as to 7,200,595 shares, and no shared dispositive power.

(3)	Information obtained from Chilton Investment Company, Inc.’s Schedule 13D filed with the Securities and Exchange Commission on September 14, 2005. Chilton Investment Company, Inc. is the beneficial owner of 4,328,608 shares of Common Stock, of which it has sole voting power as to 4,328,608 shares, no shared voting power, sole dispositive power as to 4,328,608 shares, and no shared dispositive power.
(4)	Includes options to purchase 18,081 shares of Common Stock held of record by Debra A. O’Connell, Mr. O’Connell’s wife, options to purchase 129,419 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Mark F. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children, options to purchase 129,419 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Debra A. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children, and 24,000 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the O’Connell / Marek Family Irrevocable Trust — 1999 for the benefit of certain of Mr. O’Connell’s nieces and nephews. Mr. O’Connell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(5)	Includes 24,000 shares of Common Stock and options to purchase 12,600 shares of Common Stock held of record by Lee E. Fogarty, Trustee of the Michael Segal and Kathleen A. Brown Irrevocable Trust — 1999 for the benefit of Mr. Segal’s children, and 9,750 shares of Common Stock and options to purchase 5,400 shares of Common Stock held of record by Kathleen A. Brown, Mr. Segal’s wife, Trustee of The Segal/Brown Irrevocable Trust — 1999. Mr. Segal disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(6)	Includes 400 shares of Common Stock owed by Patricia Holland, Mr. Holland’s wife. Mr. Holland disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(7)	Includes 40,000 shares of Common Stock held of record by Charles R. Stuckey and Marilyn Y. Stuckey, Trustees of the Charles R. Stuckey Revocable Trust.
(8)	See Notes 4, 5, 6 and 7.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors is divided into three classes. Each class serves a three-year term, with the terms of office of the respective classes expiring in successive years. The Class I Director is serving a term that will expire at the annual meeting of stockholders to be held in 2006. Each Class II Director is serving a term that will expire at the annual meeting of stockholders to be held in 2007. Each Class III Director is serving a term that will expire at the Annual Meeting to be held on December 22, 2005. All Directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Prior to the Annual Meeting, W. Patrick Decker was the Class I Director; Gregory R. Beecher and Daniel J. Holland were the Class II Directors; and Mark F. O’Connell, David G. DeWalt and Charles R. Stuckey, Jr. were the Class III Directors.

The Board of Directors has nominated and recommends that each of Mark F. O’Connell, David G. DeWalt and Charles R. Stuckey, Jr., who are currently serving as Class III Directors, be elected a Class III Director, to hold office until the annual meeting of stockholders to be held in 2008 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of Messrs. O’Connell, DeWalt and Stuckey has indicated his willingness to serve, if elected; however, if any of Messrs. O’Connell, DeWalt and Stuckey should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or for fixing the number of Directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee.

The Board of Directors unanimously recommends a vote “FOR” the nominees listed below.

Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions held with the Company of the nominees to be elected as Class III Directors at the Annual Meeting, the current Directors who will continue to serve as Directors beyond the Annual Meeting, and the executive officers of the Company.

Name	Age	Position

Mark F. O’Connell (1)	50	Chief Executive Officer, President and Director

John C. Fleming	51	Senior Vice President and General Manager – Electronics Business Unit

Gary D. Hall	44	Senior Vice President, Chief Financial Officer and Treasurer

David W. McNelis	46	Senior Vice President of Engineering

Deborah A. Mulryan	51	Senior Vice President of Human Resources

Michael Segal	53	Senior Vice President of Global Sales and Services

Sam Zawaideh	41	Senior Vice President of Product Solutions and Customer Support

Gregory R. Beecher (2)(5)	48	Director

W. Patrick Decker (2)(3)(5)	58	Director

David G. DeWalt (2)(4)	41	Director

Daniel J. Holland (2)(3)(4)	69	Director

Charles R. Stuckey, Jr. (3)(4)(5)	63	Director

(1)	Member of Option Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of Mergers and Acquisitions Committee.
(5)	Member of Nominating and Corporate Governance Committee.

Director Nominees for Election at the Annual Meeting

Mark F. O’Connell has served as President since September 1996 and as Chief Executive Officer and Director since July 1997. From March 1995 to September 1996, Mr. O’Connell was Vice President of Marketing. Prior to joining the Company, Mr. O’Connell held a number of management positions in finance and marketing at Digital Equipment Corp., a supplier of networked computer systems, software and services. These positions included director of software product marketing from January 1994 to March 1995, director of corporate product marketing communications from February 1993 to January 1994, director of workstations and server marketing from May 1991 to February 1993, and group manager of marketing and sales programs for the UNIX software and systems business from January 1990 to May 1991.

David G. DeWalt has served as a Director of the Company since September 2004. Since May 2005, Mr. DeWalt has served as President, EMC Software Group at EMC Corporation, an information storage and management company. From December 2003 to May 2005, Mr. DeWalt served as executive vice president of EMC, and as president of the Legato and Documentum software divisions of EMC. From July 2001 to December 2003, Mr. DeWalt served as president and chief executive officer of Documentum, an enterprise content management software company that was acquired by EMC in December 2003. From October 2000 to July 2001, Mr. DeWalt served as executive vice president and chief operating officer of Documentum. From August 1999 to October 2000, Mr. DeWalt served as executive vice president and general manager of the eBusiness unit of Documentum. Prior to joining Documentum, he served in various management positions with Segue Software,

Quest Software and Oracle Corporation. Mr. DeWalt was also the founding principal and vice president of Eventus Software, a web content software company that was acquired by Segue Software in 1998. Since April 2003, Mr. DeWalt has served, and continues to serve, as a director of SERENA Software, Inc., an enterprise change management software company.

Charles R. Stuckey, Jr. has served as a Director of the Company since October 1998. Mr. Stuckey has served as a member (and until June 2003 was the chairman) of the board of directors of RSA Security, Inc., formerly Security Dynamics Technologies, Inc., an e-security company specializing in user authentication systems and encryption technology since June 1996. Mr. Stuckey served as that company’s chief executive officer from March 1987 until January 2000. Prior to RSA Security, Mr. Stuckey held various management positions in Control Data Corporation (1973 to 1986) and IBM Corporation (1966 to 1972). Mr. Stuckey also serves as a director of the Massachusetts Network Communications Council, the Massachusetts CommonAngels, the Ohio University Foundation, the Ohio University Board of Trustees and a number of privately-held companies.

Directors Whose Term Extends Beyond the Annual Meeting

Gregory R. Beecher has served as a Director of the Company since September 2003. Mr. Beecher has served as the vice president and chief financial officer of Teradyne, Inc., a leading supplier of automated test equipment, since March 2001. Mr. Beecher was also Treasurer of Teradyne from February 2003 until March 2005. Prior to joining Teradyne, Mr. Beecher was an audit partner at PricewaterhouseCoopers LLP, a public accounting firm, from September 1993 to March 2001. Mr. Beecher is a certified public accountant.

W. Patrick Decker has served as a Director of the Company since May 2001. Mr. Decker has been a member of the board of directors of Kronos Incorporated, a developer of frontline labor management software solutions, since October 1996. Mr. Decker served as that company’s president and chief operating officer from October 1996 to April 2002. Until 1996, he served as vice president, worldwide operations for Kronos and before that as vice president of marketing, sales and service for Kronos. Prior to joining Kronos, he served in management positions with IBM Corporation, Centronics Incorporated, Data General Corporation and Commodore Business Machines.

Daniel J. Holland has served as a Director of the Company since September 1996. Mr. Holland is a senior advisor and partner emeritus of Flagship Ventures, a venture capital firm that evolved from Morgan, Holland Ventures, which he cofounded in 1982. He also serves as the managing general partner of Morgan, Holland Fund.

Executive Officers

John C. Fleming has served as Senior Vice President and General Manager – Electronics Business Unit since April 2004 and was Senior Vice President of Worldwide Marketing from July 2002 to April 2004. From February 2000 to June 2002, Mr. Fleming was the chief executive officer of Workplace, Ltd., a collaborative software applications company. From May 1996 to January 2000, Mr. Fleming was the vice president of marketing for Netcentric, Inc., a telecommunications software company.

Gary D. Hall has served as Senior Vice President of Finance, Chief Financial Officer and Treasurer since January 2005. Mr. Hall served as acting Chief Financial Officer and Treasurer from August 2004 to January 2005 and, since April 2002 had served as Vice President and Corporate Controller of the Company. Prior to that, from July 2000 to April 2002, Mr. Hall served as Director of Accounting, and from April 1999 through July 2000, Mr. Hall served as Assistant Corporate Controller. Prior to joining the Company, from October 1994 though April 1999, Mr. Hall held several positions at Deloitte & Touche LLP, a professional services and public accounting firm, leaving the firm as a senior manager in April 1999. Mr. Hall is a certified public accountant and certified management accountant.

David W. McNelis has served as Senior Vice President of Engineering since July 2004. Mr. McNelis served as Vice President of Engineering from January 1996 to July 2004. From October 1992 to January 1996, Mr. McNelis served as the Director of Engineering for Adra Systems Company. Prior to joining the Company, Mr. McNelis spent nine years with Sikorsky Aircraft as the senior architect of the Igor Information Management System.

Deborah A. Mulryan has served as Senior Vice President of Human Resources since May 2004. Prior to joining the Company, from September 1997 to April 2004, Ms. Mulryan was a Strategic Business Partner for Analog Devices, Inc., a high performance signal processing solutions company. From February 1992 to September 1997, Ms. Mulryan was a vice president at Fidelity Investments, a provider of financial services.

Michael Segal has served as Senior Vice President of Global Sales and Services since July 2005 and served as Senior Vice President of Customer Success from August 2000 to July 2005 and as Vice President of Customer Success from August 1998 to August 2000. From December 1995 to August 1998, Mr. Segal was Vice President and General Manager – Matrix. From 1988 to December 1995, Mr. Segal was Vice President of Customer Services for Adra Systems, with responsibility for all customer service operations and technical support. Prior to joining the Company, Mr. Segal spent eleven years with Applicon Inc., a CAD/CAM vendor, where he held management positions in manufacturing, quality assurance and customer service.

Sam Zawaideh has served as Senior Vice President of Product Solutions and Customer Support since July 2005. Mr. Zawaideh served as Senior Vice President of Products and Solutions from July 2004 to July 2005 and as Vice President of Products and Solutions from January 2002 to July 2004. Prior to that, from April 2000 to January 2002, Mr. Zawaideh served as Vice President of MatrixOne’s Exchange Business. From September 1996 to April 2000, Mr. Zawaideh served as Vice President of Global Services and from July 1995 to September 1996, Mr. Zawaideh was the Director of Professional Services at Adra Systems.

CORPORATE GOVERNANCE AND BOARD MATTERS

This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the charters of the Audit, Compensation and Nominating and Corporate Governance Committees and code of conduct described below are available on Corporate Governance section of the Company’s website at www.matrixone.com. Alternatively, you can request a copy of any of these documents by writing to MatrixOne, Inc., Attention of Brian Norris, Vice President of Investor Relations, 210 Littleton Road, Westford, MA 01886.

Independence of Members of the Board of Directors and Committees

Under applicable Nasdaq rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that each of Messrs. Beecher, Decker, DeWalt, Holland and Stuckey is an independent director within the meaning of the Company’s director independence standards and as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules. The Board of Directors also has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company’s and Nasdaq’s director independence standards. Furthermore, the Board of Directors has determined that each member of the Audit Committee of the Board of Directors is independent as defined under the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Executive Sessions of Independent Directors

The independent directors have regularly scheduled meetings at which only independent directors are present and are scheduled to do so in conjunction with each regularly scheduled meeting of the Board of Directors. The Board of Directors of the Company held 12 meetings during fiscal 2005.

Policy Governing Director Attendance at Annual Meeting

Each member of the Board of Directors is expected to make every reasonable effort to prepare for, attend in person and participate in the Company’s annual meeting of stockholders, Board of Directors meetings and meetings of the committees of the Board of Directors on which such member serves. Five members of the Board of Directors attended (in person or via telephone conference call) the annual meeting of stockholders held in November 2004.

Policies Governing Director Nominations

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things, identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors director nominees for election at the next annual or other properly convened meeting of stockholders. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee.

Nominations by Stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided that such recommendations are delivered pursuant to the Company’s “Policy Governing Director Nominations and Security Holder – Board Communications,” a copy of which may be obtained by written request sent to the attention of: Nominating and Corporate Governance Committee, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors must give written notice to the Nominating and Corporate Governance Committee of

the Company via one of two methods: (i) U.S. Mail or Expedited Delivery to MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attention: Nominating and Corporate Governance Committee; or (ii) facsimile at (978) 589-5702. Such notice must set forth all information that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder – Board Communications for each person whom such stockholder proposes to nominate. The Nominating and Corporate Governance Committee shall evaluate director candidates based on the same criteria set forth in the Policy Governing Director Nominations and Security Holder – Board Communications, regardless of whether the candidate was recommended by a stockholder or otherwise.

Evaluation of Director Candidates. The Nominating and Corporate Governance Committee identifies director candidates in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders, or through such other methods as the Nominating and Corporate Governance Committee deems helpful in identifying candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee reviews all of their qualifications and confirms that the candidates meet all of the minimum qualifications for director nominees established by the Committee. The Nominating and Corporate Governance Committee may use various means to gather information about the candidates to be used in the evaluation process, including through interviews. The Nominating and Corporate Governance Committee then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board of Directors as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board of Directors’ appointment to the committees of the Board of Directors.

Board Committees and Meetings

The Board of Directors has established the following committees – Audit, Compensation, Mergers and Acquisitions, Nominating and Corporate Governance and Option. Current copies of the charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Corporate Governance section of the Company’s website, www.matrixone.com. The Board of Directors of the Company held 12 meetings during fiscal 2005.

The Audit Committee, of which Messrs. Beecher, Decker, Holland and DeWalt are members, is responsible for overseeing financial results and internal controls of the Company and is directly responsible for the appointment, compensation (including engagement fees for audit related and non-audit related services), retaining and overseeing the Company’s independent registered public accounting firm. In addition, the Audit Committee is responsible for pre-approving services of the Company’s independent registered public accounting firm, reviewing and discussing with management and the independent registered public accounting firm the Company’s audited financial statements, monitoring the Company’s internal controls over financial reporting, disclosure controls and procedures, establishing procedures for the receipt and retention of accounting-related complaints and concerns, and preparing the audit committee report required by the SEC rules, which is included on page 18 of this proxy statement. Each of the members of the Audit Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards, as well as those of the U.S. Securities and Exchange Commission (“SEC”). The Board of Directors has determined that Gregory R. Beecher is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee held 13 meetings during fiscal 2005.

The Compensation Committee, of which Messrs. Stuckey, Decker and Holland are members, is responsible for determining the compensation of the Company’s senior management, making recommendations to the Board of Directors regarding director compensation, and administering and making recommendations and awards concerning the Company’s stock option plans. The Compensation Committee is responsible for annually reviewing the corporate goals and objectives relevant to CEO compensation. Each of the members of the Compensation Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards. The Compensation Committee held 11 meetings in fiscal 2005.

The Nominating and Corporate Governance Committee, of which Messrs. Decker, Beecher and Stuckey are members, is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors, (ii) identifying individuals qualified to become Board members, (iii) recommending to the Board individuals to be nominated for election as directors and to the Board’s committees, (iv) overseeing an annual evaluation of the Board, (v) establishing, implementing and monitoring the Company’s policies regarding corporate governance, and (vi) reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics (as defined below). Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards. The Nominating and Corporate Governance Committee met informally in fiscal 2005 and reviewed potential candidates for membership on the Board of Directors.

The Mergers and Acquisitions Committee, of which Messrs. DeWalt, Holland and Stuckey are members, is responsible for reviewing and making recommendations to the Board of Directors regarding potential acquisitions, strategic alliances and joint ventures from time to time. The members of the Mergers and Acquisitions Committee are independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq. The Mergers and Acquisitions Committee was formed in September 2004 and held 2 meetings in fiscal 2005.

The Option Committee, of which Mr. O’Connell is the sole member, makes awards to employees of the Company below the level of executive officer pursuant to the Company’s stock option plans, within parameters set by the Board of Directors. The Option Committee held no formal meetings in fiscal 2005 and conducted all of its business by written consent.

During fiscal 2005, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he served as a Director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served (during the period that he served on any such Committees).

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee were present or past employees or officers of the Company or any of its subsidiaries. No member of the compensation committee has had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of the executive officers of the Company has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board or Compensation Committee.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual members of the Board of Directors through an established process for security holder communication, which is detailed below.

For a security holder communication directed to the Board of Directors as a whole, security holders may send such communication to the attention of the Board of Directors via U.S. Mail or Expedited Delivery Service to the address set forth below:

MatrixOne, Inc.

210 Littleton Road

Westford, MA 01886

Attn: Board of Directors

For a security holder communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to the address set forth below:

MatrixOne, Inc.

210 Littleton Road

Westford, MA 01886

Attn: [Name of Director]

The Company will forward by U.S. mail any such security holder communication to the Board of Directors or any individual director, as specified by the security holder. General communications and complaints related to accounting matters will be referred to members of the Company’s Audit Committee pursuant to procedures adopted by the Audit Committee and as set forth in the Company’s Code of Business Conduct and Ethics.

More information regarding security holder communication with the member(s) of the Board of Directors is contained in the Company’s “Policy Governing Director Nominations and Security Holder – Board Communications,” a copy of which may be obtained, without charge, upon written request sent to the attention of: Nominating and Corporate Governance Committee, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

Code of Business Conduct and Ethics

The Company has adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act and a “code of conduct” as defined by qualitative listing requirements promulgated by Nasdaq that apply to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The code of ethics and code of conduct are collectively referred to as the Company’s “Code of Business Conduct and Ethics,” a current copy of which is available on the Company’s website at http://www.matrixone.com. A current copy of the Code of Business Conduct and Ethics may also be obtained, without charge, upon written request directed to the Company at: MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attention: Compliance Officer. The Company amended and restated the Code of Business Conduct and Ethics in July 2005. The Company intends to post on its website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following table shows compensation information with respect to services rendered to the Company in all capacities during the fiscal years ended July 2, 2005, July 3, 2004 and June 28, 2003 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended July 2, 2005 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended July 2, 2005 (collectively with the Chief Executive Officer, the “Named Officers”):

Summary Compensation Table

	Fiscal Year	Annual Compensation (1)		Long-Term Compensation Awards (2)	All Other Compensation
Name and Principal Position		Salary	Bonus and Commissions	Securities Underlying Options
Mark F. O’Connell	2005	$325,000	$—	250,000	$2,983	(3)
Chief Executive Officer, President and Director	2004 2003	325,000 325,000	139,750 31,703	370,000 200,000	7,490 22,778	(3) (3)

Maurice L. Castonguay (4)	2005	55,135	—	—	265,272	(5)
Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer	2004 2003	235,000 235,000	45,500 —	100,000 30,000	1,279 3,762	(3) (3)

Gary D. Hall (6)	2005	177,692	30,000	175,000	—
Senior Vice President of Finance, Chief Financial Officer, and Treasurer	2004 2003	— —	— —	— —	— —

Janet Heppner-Jones (7)	2005	275,000	161,862	75,000	15,874	(8)
Senior Vice President of Worldwide Field Operations	2004 2003	275,000 50,769	153,222 58,654	— 250,000	7,379 —	(3)

Michael Segal	2005	222,585	—	75,000	15,514	(3)
Senior Vice President of Global Sales and Services	2004 2003	222,585 222,585	72,340 35,162	145,000 50,000	7,225 9,120	(3) (3)

Sam Zawaideh	2005	208,196	—	60,000	2,207	(3)
Senior Vice President of Product Solutions and Customer Support	2004 2003	203,300 203,300	55,250 —	106,000 35,000	1,413 6,798	(3) (3)

(1)	Excludes perquisites and other personal benefits, if any, the aggregate amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary, commission and bonus reported.
(2)	The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 2005, 2004 or 2003.
(3)	Represents medical reimbursements.
(4)	Mr. Castonguay was the Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Company. Mr. Castonguay resigned from the Company on August 23, 2004.
(5)	Consists of $1,525 for medical reimbursements and $263,747 for severance payments.
(6)	Mr. Hall was appointed Senior Vice President of Finance, Chief Financial Officer and Treasurer on January 26, 2005.

(7)	Ms. Heppner-Jones joined the Company on May 5, 2003. Ms. Heppner-Jones resigned from the Company on July 13, 2005.
(8)	Consists of $5,077 for an automobile allowance and $10,797 for medical reimbursements.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning the stock option grants made to each of the Named Officers in fiscal 2005. The exercise price per share of each option was equal to the fair market value of the Common Stock on the grant date as determined by the Board of Directors of the Company, and the options become exercisable at the rate of 10% of the total option grant at the end of each 3-month period from the grant date. The Company did not grant any stock appreciation rights in fiscal 2005. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers are calculated based on the requirements of the Securities and Exchange Commission (the “Commission”) and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Officers.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Name						5%	10%
Mark F. O’Connell	250,000		9.43%	$4.80	9/3/2014	$754,674	$1,912,491
Maurice L. Castonguay	—		—	—	—	—	—
Gary D. Hall	25,000 150,000	(1)	0.94 5.66	4.80 5.52	9/3/2014 2/1/2015	75,467 520,725	191,249 1,319,619
Janet Heppner-Jones	75,000		2.83	4.80	9/3/2014	226,402	573,747
Michael Segal	75,000		2.83	4.80	9/3/2014	226,402	573,747
Sam Zawaideh	60,000		2.26	4.80	9/3/2014	181,122	458,998

(1)	Grant issued upon promotion to Senior Vice President of Finance, Chief Financial Officer and Treasurer in January 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of July 2, 2005 by each of the Named Officers. Amounts described in the following table under the heading “Value Realized” were calculated based on the difference between (i) the fair market value, which is deemed to be the closing price of the Common Stock on the date of exercise or, if sold on that date, the actual sale price, and (ii) the exercise price of the options, in accordance with regulations promulgated under the Exchange Act, and do not necessarily reflect amounts received by the Named Officers. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at Year End” are based upon the fair market value of the Common Stock as of July 2, 2005, which was $5.00 per share as quoted on the Nasdaq National Market, less the applicable exercise price, multiplied by the number of shares underlying the options.

Aggregated Option Exercises in Last Fiscal Year and Option Values at July 2, 2005

	Shares Acquired on Exercise	Value Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year End		Value of Unexercised In-the- Money Options at Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark F. O’Connell	—	—	2,395,813	203,126	$6,108,592	$40,625
Maurice L. Castonguay	171,250	$657,448	—	—	—	—
Gary D. Hall	—	—	74,863	160,939	937	4,063
Janet Heppner-Jones	—	—	139,061	185,939	214,061	223,439
Michael Segal	—	—	565,998	60,938	700,853	12,188
Sam Zawaideh	—	—	280,564	48,750	2,250	9,750

Employment Agreements and Change in Control Arrangements

On October 21, 2003, the Company entered into an employment agreement (the “Agreement”) with Mark F. O’Connell, its Chief Executive Officer and President. His salary was set at $325,000 per year and will be adjusted by the Board of Directors from time to time, but shall not be less than $300,000 per year. He is eligible for an annual bonus of up to $215,000, based on the Board’s determination as to his satisfaction of certain goals and objectives set by the Board (the “target bonus”), and the Board may adjust the target bonus from time to time. The Agreement had an initial term of one year and automatically renews thereafter for successive one year terms, unless notice is given at least 90 days prior to expiration of the then current term. If Mr. O’Connell’s employment is terminated by the Company without Cause (as defined in the Agreement), or by Mr. O’Connell with Good Reason (as defined in the Agreement), he will receive (i) 24 months’ salary continuation, (ii) two times his then current target bonus, and (iii) payment of certain medical insurance costs for up to 18 months or until he has begun new employment, provided that if he does not commence employment with a new employer within 24 months of termination, he will also receive a lump sum payment equal to 1/3 of the total medical insurance costs paid during the 18 month period. In the event that Mr. O’Connell’s employment is terminated by the Company without Cause or by Mr. O’Connell with Good Reason within 24 months after an Acquisition (as defined in the Agreement) of the Company, he will receive the salary continuation and medical insurance payments described in the preceding sentence for a 24-month period, and the bonus otherwise due pursuant to clause (ii) above shall be equal to two times the greater of (a) his then current target bonus and (b) the most recent bonus earned by or paid to him. In the event that Mr. O’Connell becomes disabled, his employment will terminate and he will receive a payment equal to 12 months’ salary, less any payments he receives from the Company’s health and disability insurance programs.

On February 1, 2005, the Company entered into an employment arrangement with Gary D. Hall. Pursuant to the arrangement, Mr. Hall is to serve as the Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company. Mr. Hall shall receive an annual salary of $210,000, such salary to be reviewed annually by the Compensation Committee. In addition, Mr. Hall is eligible to receive an annual target bonus of $70,000, based upon the overall financial performance of MatrixOne. Furthermore, the arrangement provides that in the event that Mr. Hall’s employment is terminated by the Company or its successor without Cause (as defined in the arrangement) or by Mr. Hall for Good Reason (as defined in the arrangement) in each case within 12 months after a change of control of the Company, Mr. Hall will receive (a) 12 months’ salary continuation, (b) the greater of (i) his then current annual target bonus or incentive payment and (ii) the most recent annual bonus or incentive payment earned by or paid to him, and (c) payment of medical, life and disability insurance costs for up to 12 months or, for certain of those costs, until he has begun new employment.

In November 2003, the Company entered into an employment arrangement with each of the following executive officers: (i) John C. Fleming, Senior Vice President and General Manager – Electronics Business Unit; (ii) David W. McNelis, Senior Vice President of Engineering; (iii) Michael Segal, Senior Vice President of Global Sales and Services; and (iv) Sam Zawaideh, Senior Vice President of Product Solutions and Customer Support. In March 2004, the Company entered into an employment arrangement with Deborah A. Mulryan,

Senior Vice President of Human Resources. Each arrangement provides that in the event that the executive officer’s employment is terminated by the Company without Cause (as defined in the arrangement) or by the executive officer with Good Reason (as defined in the arrangement) in each case within 12 months after an acquisition of the Company, the executive officer will receive (a) 12 months’ salary continuation, (b) the greater of (1) the executive officer’s then current annual target bonus or incentive payment and (2) the most recent annual bonus or incentive payment earned by or paid to the executive officer, and (c) payment of certain medical insurance costs for up to 12 months or, for certain of those costs, until the executive officer has begun new employment.

The former standard option agreements under the Company’s Amended and Restated 1987 Stock Option Plan (the “1987 Stock Plan”) and the Third Amended and Restated 1996 Stock Plan (the “1996 Stock Plan”) provide that if the Board of Directors approves a change in control transaction, as long as such transaction occurs while the employee is still employed by the Company, then all unvested options of the employee shall be accelerated. After acceleration, the employee may then exercise such options in full. These former standard option agreements further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”), then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur. For all options granted after July 31, 2001, the Compensation Committee has changed the option agreements under the 1996 Stock Plan to provide for the acceleration of unvested awards by a period of 24 months upon a change in control. The Company’s Amended and Restated 1999 Stock Plan, as amended (the “1999 Stock Plan”) provides for the acceleration of unvested awards by a period of 24 months upon the consummation of an acquisition. In addition to or in lieu of the foregoing, with respect to outstanding options only, the Board of Directors may, upon written notice to the affected optionees, provide that any outstanding options shall become immediately exercisable in full. The 1999 Stock Plan and the standard option agreement under the 1996 Stock Plan further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Code, then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur, subject to certain circumstances.

2005 Management Incentive Bonus Plan

The Board of Directors adopted the MatrixOne, Inc. 2005 Management Incentive Bonus Plan (“Plan”) on February 2, 2005. The goals of the Plan are to: (i) increase shareholder value by aligning the Company management’s performance with the interests of the stockholders, and (ii) retain and motivate members of Company management who are key contributors to the Company’s financial success, and (iii) reward the Company management for attaining corporate financial goals, including profitability for fiscal year 2005 and improvement in financial performance over fiscal year 2004. The Plan is subject to the following provisions: (i) awards are to be made in cash only; (ii) awards shall be calculated based upon the audited financials for fiscal year 2005; and (iii) individuals must be employees of the Company on the date the award is paid. A specified amount was allocated for the total potential bonus pool for cash bonuses for Executive officers. Cash bonuses were to be awarded in such amounts to be paid to eligible participants based upon achievement of specified Company adjusted earnings per share performance targets. The Plan sets a threshold level of adjusted earnings that must be attained before any bonus is awarded, and the calculation of actual bonus to be paid is pro rated based upon the actual adjusted earnings per share achieved, up to a maximum of 115% of the total amount allocated under the Plan. Adjusted earnings per share excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, inquiry costs, restructuring charges, and asset impairment and disposal charges, which are charges relating to an unusual event, and stock-based compensation, which is a non-cash charge that ended during the three month period ended January 3, 2004. The Board of Directors does not consider amortization of purchased technology and intangible assets, inquiry costs, restructuring charges, asset impairment and disposal charges and stock-based compensation to be part of the Company’s ongoing operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. No bonus awards were paid under the Plan for fiscal year 2005.

Stock Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock for each of the Company’s fiscal years during the period from the June 30, 2000 through July 2, 2005 with the cumulative total return for the Nasdaq Composite Stock Market Index and the Nasdaq Computer & Data Processing Index. The comparison assumes $100 was invested on June 30, 2000, the last day of the Company’s fiscal year, and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)

Date	MatrixOne’s Common Stock	Nasdaq Computer & Data Processing Index	Nasdaq Composite Stock Market Index
06/30/00	$100.00	$100.00	$100.00
06/29/01	57.08	55.08	55.38
06/28/02	14.79	32.89	37.56
06/27/03	13.05	34.28	41.77
07/02/04	16.25	40.79	53.12
07/01/05	12.31	40.93	53.07

(1)	This graph is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hemscott, Inc. (www.hemscott.com), a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Compensation Committee Report on Executive Compensation

The Compensation Committee, which is comprised of three non-employee, independent Directors, determines the compensation of the Company’s senior management and administers and makes recommendations and awards under the Company’s stock option plans.

The Company’s executive compensation policies are designed to promote the following objectives:

•	to enhance profitability of the Company and increase stockholder value;

•	to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executives;

•	to recognize individual initiative and achievement; and

•	to align the interests of the Company’s management with those of stockholders.

The Company’s executive compensation program for fiscal 2005 consisted of the following elements: (i) base salary; (ii) incentive compensation in the form of annual cash bonuses; and (iii) long-term incentive compensation in the form of incentive and non-qualified stock options. All of these elements are administered by the Compensation Committee. Executive officers are also eligible to participate in certain benefit programs that are generally available to all employees of the Company, including life insurance and other employee benefits and a 401(k) retirement savings plan. In all cases, the Compensation Committee’s decisions involving executive officer compensation are ultimately based on the Compensation Committee’s judgment regarding the best interests of the Company and its stockholders.

Base Salary. Base salary compensation levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally determined by evaluating: (i) the experience of and the responsibilities held (or to be held) by the individual; (ii) the Company’s past financial performance and future expectations; and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Company’s long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first join the Company during a fiscal year, special consideration is given to each officer’s compensation package at his or her prior place of employment.

Annual Incentive Compensation. Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation in the form of cash bonuses based on the achievement by the Company of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer’s incentive and total compensation package. Cash bonuses for each of the Company’s executive officers, other than the Company’s Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer.

Long-Term Incentive Compensation. Long-term incentive compensation, in the form of stock options, provides a stock-based incentive to improve the Company’s financial performance by allowing the executive officers to share in any appreciation in the value of the Company’s Common Stock. Accordingly, the Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the Company’s stockholders by encouraging executive officers to maximize the value of the Company. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company, competitive market practices, and the Company’s financial performance. When establishing stock option grant levels for executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Common Stock. Stock options granted under the Company’s various stock option plans have an exercise price at least equal to the fair market value of the Common Stock on the date of grant.

Compensation of the Chief Executive Officer. Mr. O’Connell is the Chief Executive Officer, President and a Director of the Company. His fiscal 2005 performance was evaluated on the basis of the factors described above applicable to executive officers generally. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company’s financial performance, the continued introduction and commercialization of new products, and progress toward achieving business goals, as well as the achievement by Mr. O’Connell of other non-financial goals.

Deductibility of Executive Compensation Expenses. In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee:

Charles R. Stuckey, Jr., Chair

W. Patrick Decker

Daniel J. Holland

Compensation of Directors

Non-employee Directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board of Directors. Non-employee Directors receive cash compensation of $6,250 per quarter for services provided as Directors. In addition, each non-employee Director that is the chairperson of the Audit, Compensation, Mergers and Acquisitions or Nominating and Corporate Governance Committee of the Board of Directors receives cash compensation of $2,500, $1,250, $1,250 and $1,250, respectively, per quarter for services provided as the chairperson of such committee. Also, each non-employee Director that is a member and attends meetings of the Board of Directors, Audit, Compensation, Mergers and Acquisitions or Nominating and Corporate Governance Committee generally receives cash compensation of $2,500, $2,500, $2,000, $2,000 and $2,000, respectively, per meeting, if such meeting takes place on a day other than a day on which a regularly scheduled quarterly meeting of the Board of Directors takes place, such meeting lasts one hour or more, and certain other conditions are satisfied. Directors are also eligible to participate in the 1996 Stock Plan and the 1999 Stock Plan. Each non-employee Director receives an option to purchase 35,000 shares of Common Stock on the date such Director first becomes a member of the Board of Directors (the “Initial Grant”). Each non-employee Director also receives an option to purchase 20,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company (the “Annual Grant”). Future Initial Grants are intended to be exercisable in equal installments of 1/12th of the total Initial Grant at the end of each three month period from the date of the Initial Grant, and future Annual Grants are intended to be immediately exercisable. Directors who are officers or employees of the Company do not receive any additional compensation for their services as Directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

Audit Committee Report

The Audit Committee, of which Messrs. Beecher, Decker, DeWalt and Holland are members, reviews with the Company’s independent registered public accounting firm the scope and timing of their audit services and any other services they are asked to perform, the independent registered public accounting firm’s report to the Audit Committee on the Company’s critical accounting policies and practices (including material alternative treatments of financial information and material written communications between management and the Company’s independent registered public accounting firm), the independent registered public accounting firm’s report on the Company’s consolidated financial statements following completion of their audit, and the Company’s policies and procedures with respect to accounting and financial controls. The Audit Committee held 13 meetings during fiscal 2005. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Corporate Governance section of the Company’s website at www.matrixone.com. All of the members of the Committee are independent directors under Rule 4200(a)(15) of the National Association of Security Dealers, Inc. (“NASD”) listing standards, and Mr. Beecher is the “audit committee financial expert” under the rules of the SEC.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2005 with management and has discussed with Ernst & Young LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Ernst & Young LLP regarding their independence as auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Ernst & Young LLP the status of their independence. The reader should review Note 3 of Notes to Consolidated Financial Statements regarding the Company’s restatement of its financial statements in the Company’s Annual Report on Form 10-K for the year ended July 2, 2005.

Based upon this review of the above-mentioned matters, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Company for fiscal 2005 be included in the Company’s Annual Report on Form 10-K for fiscal 2005.

Respectfully submitted by the Audit Committee:

Gregory R. Beecher, Chair

W. Patrick Decker

David G. DeWalt

Daniel J. Holland

Certain Relationships and Related Transactions

The Company has adopted a policy which provides that all transactions between it and any of its officers, Directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by the Nominating and Corporate Governance Committee. During fiscal 2005, the Company did not engage in any transaction that would require disclosure under this section.

Option Information

Equity Compensation Plan Information as of July 2, 2005

	Number of securities to be issued upon exercise of outstanding options, and rights	Weighted average exercise price of outstanding options and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Stock-based Compensation Plans (1):

1987 Stock Plan (2)	35,365	$0.41	—

1996 Stock Plan	4,665,379	3.08	149,117

1999 Stock Plan	6,923,129	8.25	858,823

2000 ESPP (3)	389,250	3.76	213,031

Totals	12,013,123	6.07	1,220,971

(1)	Each of the Company’s Equity Compensation Plans has been approved by security holders.
(2)	The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan and will not grant any more options under it in the future.
(3)	The number of securities to be issued upon exercise of outstanding options and rights under the 2000 ESPP was determined by multiplying the total number of plan participants by the maximum number of shares each participant could purchase at the end of the current Payment Period (as defined in the 2000 ESPP). The weighted average exercise price of outstanding options, warrants and rights under the 2000 ESPP was determined by multiplying the opening price of the Common Stock as of May 1, 2005 (the first day of the Payment Period, as defined in the 2000 ESPP) by 85%.

The outstanding options under all of the above stock-based compensation plans, as of July 2, 2005, were held as follows:

Shares Subject To Outstanding Options
All executive officers as a group	4,958,991
All current Directors (who are not executive officers) as a group	465,000
All employees (who are not executive officers) as a group	6,589,132

Total	12,013,123

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 1999 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1999 PLAN BY 2,000,000 SHARES

On October 25, 2005 the Board of Directors approved an amendment to the 1999 Plan, subject to stockholder approval, to increase the number of shares of Common Stock that may be issued pursuant to the 1999 Plan by 2,000,000 shares to 10,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events).

As of October 25, 2005, options to purchase 6,563,483 shares of Common Stock were outstanding under the 1999 Plan and an additional 1,095,670 shares were reserved for future option grants.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Board adopted the authorized share increase because the number of shares that are available under the 1999 Plan, 1,095,670 as of October 25, 2005, is expected to be insufficient to satisfy the expected future share requirements under the 1999 Plan. The Board believes that awards under the 1999 Plan are an important factor in attracting, motivating and retaining qualified personnel essential to the Company’s success.

Accordingly, the Board of Directors believes amendment of the 1999 Plan to increase the number of shares of common stock reserved for issuance is in the best interests of the Company and its stockholders and recommends a vote “FOR” the amendment of the 1999 Plan.

Description of the 1999 Plan as Proposed to be Amended

The following is a brief summary of the 1999 Plan, as amended by the four amendments described in this proxy statement (the “Proposed Amended 1999 Plan”), and is qualified in its entirety by reference to the Proposed Amended 1999 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

The Company intends the Proposed Amended 1999 Plan to provide incentives to its officers, employees and Directors, and to its consultants and advisors, by providing them with opportunities to participate in the ownership of the Company through the following:

Types of Awards. The Proposed Amended 1999 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The Proposed Amended 1999 Plan permits the following forms of payment of the exercise price of options: (i) payment by check, (ii) unless otherwise explicitly provided in the option agreement, in connection with a “cashless exercise” through a broker, (iii) to the extent explicitly provided in the option agreement, surrender to the Company of shares of Common Stock, or (iv) to the extent explicitly provided in the option agreement, any other lawful consideration as the Board of Directors may determine.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards. Under the Proposed Amended 1999 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine.

Eligibility to Receive Awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the Proposed Amended 1999 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the Proposed Amended 1999 Plan may not exceed 1,500,000 shares of Common Stock per fiscal year.

Plan Benefits. As of October 25, 2005 approximately 487 persons would have been eligible to receive Awards under the Proposed Amended 1999 Plan, including the Company’s seven executive officers and five non-employee directors. The granting of Awards under the Proposed Amended 1999 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On November 15, 2005, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $4.63.

Administration. The Proposed Amended 1999 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Proposed Amended 1999 Plan and to interpret the provisions of the Proposed Amended 1999 Plan. Pursuant to the terms of the Proposed Amended 1999 Plan, the Board of Directors may delegate authority under the Proposed Amended 1999 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Proposed Amended 1999 Plan, including the granting of options to executive officers, and has authorized a committee of the Board of Directors, consisting of Mr. O’Connell, to grant options, subject to limitations set by the Compensation Committee, to employees of the Company below the level of executive officer.

Options granted under the Proposed Amended 1999 Plan generally vest quarterly over four years. The Compensation Committee may, however, specify a different vesting schedule for any particular grant. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Proposed Amended 1999 Plan provides that upon an Acquisition (as defined in the Proposed Amended 1999 Plan) of the Company, the vesting of all unvested Awards will accelerate by 24 months. The Board of Directors or the Compensation Committee has the right to accelerate the date of exercise of any installment of any Award or to free some or all of the restrictions on any Award despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if an acquisition of the Company occurs or (ii) disqualify all or part of any Option as an incentive stock option.

Subject to any applicable limitations contained in the Proposed Amended 1999 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Award and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the Proposed Amended 1999 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Proposed Amended 1999 Plan, and shares of Common Stock tendered to the Company by a participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant under the Proposed Amended 1999 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board of Directors considers appropriate in the circumstances.

Amendment or Termination. No Awards may be made under the Proposed Amended 1999 Plan after January 20, 2010 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Proposed Amended 1999 Plan or any portion thereof, subject, in case of amendments, to any applicable statutory or regulatory requirements to obtain stockholder approval; provided, however, that the Board may not approve, without stockholder approval, any future repricing, replacing or regranting of Awards other than pursuant to the one-time option exchange program described in Proposal 3 (Approval of an Amendment to the Company’s 1999 Plan to Permit a One-Time Stock Option Exchange Program).

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Proposed Amended 1999 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the Proposed Amended 1999 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 1999 PLAN TO PERMIT THE AWARD OF STOCK APPRECIATION RIGHTS, RESTRICTED STOCK, AND RESTRICTED STOCK UNITS

On October 25, 2005, the Board of Directors, adopted, subject to stockholder approval, an amendment to the 1999 Plan to allow the award of Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

The Board of Directors believes that it is in the best interests of the Company and its stockholders that the Board of Directors, which administers the 1999 Plan, have the ability to grant awards in addition to stock options to effectuate the purpose of the 1999 Plan. Grants of stock appreciation rights, restricted stock and restricted stock units would increase incentives to the Company’s employees and would encourage share ownership in the Company by these individuals. In addition, grants of these awards will allow the Company to maintain a competitive position in attracting, retaining and motivating key personnel. If this amendment is approved by the stockholders, the Company intends to begin to grant stock appreciation rights, restricted stock and restricted stock units, which the Company expects will require fewer shares than stock options to deliver comparable value and thus will reduce the number of shares subject to future equity incentive grants. Use of stock appreciation rights, restricted stock and restricted stock units, in addition to stock options, will also enable the Company to limit the expense associated with this form of compensation, while continuing to provide a valuable incentive to employees.

The Board of Directors believes the approval of the amendment to the 1999 Plan to allow the award of Stock Appreciation Rights, Restricted Stock and Restricted Stock Units is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of this amendment to the 1999 Plan.

For a description of the material features of the Proposed Amended 1999 Plan, see Proposal 2 (Approval of an Amendment to the 1999 Plan to Increase the Number of Shares of Common Stock Reserved for Issuance by 2,000,000 Shares).

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE 1999 PLAN TO PERMIT

A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

On October 25, 2005, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1999 Plan to permit a one-time stock option exchange program under which options granted under any plan of the Company having an exercise price equal to or above the greater of (i) $5.55 and (ii) the market value of the Company’s Common Stock on the date the Board approves the offer to exchange, would be exchanged for new Restricted Stock Awards. Subject to stockholder approval of this amendment, the Board of Directors has approved an exchange program (the “Exchange Program”) with the terms described below. The amendment also provides that options issued under the Company’s Third Amended and Restated 1996 Stock Plan (the “1996 Plan”) that are surrendered under the Exchange Program, which shall not be greater than 1,067,990 shares, will be available for grant under the 1999 Plan and not under the 1996 Plan and that such shares shall be available in addition to the maximum number of shares authorized under the 1999 Plan. The Company currently anticipates initiating the Exchange Program as soon as practicable after stockholder approval of this amendment.

As of October 25, 2005, approximately 58% of the outstanding options under the 1999 Plan and the 1996 Plan are out-of-the-money; that is, they have exercise prices that are higher than the current fair market value of the Common Stock of the Company as of such date. The price of the Company’s common stock has declined over the past several years as a result of a number of factors, many of which are beyond the Company’s control, including the global economy, information technology spending, demand for enterprise software, and demand for PLM software. These factors have resulted in inconsistency and variation in the Company’s quarterly operating results; changes in financial estimates and recommendations by securities analysts; and changes in market valuations of enterprise software companies.

The Board of Directors believes that Company employees view the out-of-the-money options as providing little or no incentive or compensation. As a result, the Company’s employee stock options are not currently serving their designed purposes to motivate and reward employees and assist with employee retention. By replacing out-of-the-money options with restricted stock that will vest over time, the Exchange Program is intended to improve the Company’s ability to retain and motivate its employees. As a result of the one-for-two exchange ratio and the use of restricted stock to replace options, the Exchange Program will also reduce the “overhang” of stock options outstanding in relation to the Company’s overall stock outstanding.

Description of the Exchange Program. All options granted under any plan of the Company to purchase shares of Common Stock at an exercise price that is equal to or above the greater of (i) $5.55 and (ii) the closing price of the Common Stock on the Nasdaq National Market on the date the Board of Directors approves the Offer to Exchange will be eligible to participate in the Exchange (“Eligible Options”). The Board of Directors expects to approve the Offer to Exchange as soon as practicable after stockholder approval of this amendment.

The Offer to Exchange will be made available to all holders of Eligible Options who are not members of the Board of Directors of the Company or designated as “officers” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act and who are still employed by the Company on the date of the New RSAs (as defined below) are granted will be eligible to participate in the Exchange (“Eligible Optionholders”).

Outstanding Eligible Options may be exchanged by Eligible Optionholders for new Restricted Stock Awards (“New RSA”) at an exchange rate of one share of Restricted Stock for every option to purchase two shares of Common Stock surrendered for exchange.

Each New RSA shall vest (and not be subject to the repurchase right of the Company) monthly in equal installments over a 24 month period following the grant of the New RSA. Each New RSA shall provide for an acceleration of the vesting schedule by a period of 12 months in the event of an Acquisition.

Potential Effects of the Exchange Program. As of October 25, 2005, there were options outstanding under the 1999 Plan and 1996 Plan to purchase 11,120,832 shares of Common Stock of the Company. The weighted average remaining life of these outstanding options was 6.3 years, while the weighted average exercise price was $6.25.

As of October 25, 2005, there were a total of 3,199,997 options outstanding under the 1996 Plan and 1999 Plan with an exercise price equal to or greater than $5.55 that would be eligible for exchange, ranging in exercise price from $5.55 to $42.00. The Eligible Options represent approximately 28.8% of all options outstanding under the 1999 Plan and 1996 Plan as of October 25, 2005. The weighted average remaining life of the Eligible Options was 7.5 years, while the weighted average exercise price was $7.42. As of October 25, 2005, there were a total of 1,067,990 Eligible Options outstanding under the 1996 Plan, ranging in exercise price from $5.92 to $31.06. The weighted average remaining life of the Eligible Options under the 1996 Plan was 7.2 years, while the weighted average exercise price was $7.38. As of October 25, 2005, there were a total of 2,132,007 Eligible Options outstanding under the 1999 Plan, ranging in exercise price from $5.55 to $42.00. The weighted average remaining life of the Eligible Options under the 1999 Plan was 7.6 years, while the weighted average exercise price was $7.44.

Assuming that all eligible employees holding options with an exercise price equal to or greater than $5.55 participated in the Exchange Program, 3,199,997 options would be surrendered for exchange and 1,599,999 shares of restricted stock would be issued in exchange. The number of shares subject to options outstanding under the 1999 Plan and 1996 Plan would thus decrease from 11,120,832 shares to approximately 9,520,834. The estimated decrease in equity awards outstanding would potentially reduce the total current options overhang from 21.5% to 18.4% as of October 25, 2005.

Accounting Treatment. Under current accounting rules, the Company will be required to record a compensation expense on its income statement equal to the unrecognized portion of the fair market value of the options exchanged at the date of exchange for shares of restricted stock in the Exchange Program. The expense for the restricted stock will be amortized over the vesting period for these shares.

The Board of Directors believes the approval of the amendment to the 1999 Plan to allow a one-time option exchange program is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the amendment to the 1999 Plan allowing a one time stock option exchange program.

For a description of the material features of the Proposed Amended 1999 Plan, see Proposal 2 (Approval of an Amendment to the 1999 Plan to Increase the Number of Shares of Common Stock Reserved for Issuance by 2,000,000 Shares).

PROPOSAL 5

AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted resolutions to approve an amendment (the “Purchase Plan Amendment”) to the 2000 Employee Stock Purchase Plan (the “2000 Purchase Plan”), to increase the total number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 3,000,000.

The Board adopted the 2000 Purchase Plan Amendment because the number of shares that are available under the 2000 Purchase Plan, 602,281 as of October 25, 2005, is expected to be insufficient to satisfy the expected future share requirements under the 2000 Purchase Plan. The Board believes that the 2000 Purchase Plan is an important factor in attracting, motivating and retaining qualified personnel essential to the Company’s success.

Accordingly, the Board of Directors believes that the approval of the 2000 Purchase Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” this proposal.

Summary of the 2000 Purchase Plan

The following is a brief summary of the 2000 Purchase Plan and it is qualified by reference to the full text of 2000 Purchase Plan, a copy of which is attached as exhibit B to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s Internet home page (www.sec.gov). In addition, a copy of the 2000 Purchase Plan can be obtained from the Secretary of the Company.

Administration. The 2000 Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The 2000 Purchase Plan permits employees of the Company or any designated subsidiary of the Company to purchase shares of the Company’s Common Stock in a series of one or more offerings. During each offering, participants will accrue funds in an account through payroll deductions. At the end of the offering, the funds will be applied to the purchase of Common Stock. The 2000 Purchase Plan is administered by the Board of Directors, or a committee appointed by the Board, which specifies the date on which an offering will begin. A payment period during which payroll deductions will be accumulated under the 2000 Purchase Plan extends for six months beginning on May 1 and November 1 of each year. The Board has the authority to make rules and regulations for the administration of the 2000 Purchase Plan and its interpretations and decisions are final and conclusive.

Eligibility. With certain limited exceptions in the case of employees who own 5% or more of the stock of the Company or any parent or subsidiary corporation as described in Section 423(b)(3) of the Code, and including stock ownership attributed to any employee by the application of Section 424(d) of the Code, all employees of the Company, including directors of the Company who are also employees, and all employees of any designated subsidiaries of the Company, are eligible to participate in the 2000 Purchase Plan, provided that:

•	they are customarily employed by the Company or a designated subsidiary for more than 20 hours per week and for more than five months in a calendar year, and

•	they are employees of the Company or a designated subsidiary of the Company on the first day of the applicable payment period.

As of October 25, 2005, the Company had approximately 487 employees eligible to participate in the 2000 Purchase Plan. Because each employee’s participation in the 2000 Purchase Plan is voluntary, the future benefits under the 2000 Purchase Plan are not currently determinable. From the initial adoption of the 2000 Purchase Plan through October 31, 2005, the following persons and groups purchased the number of shares of Common Stock through the 2000 Purchase Plan as listed: Mark F. O’Connell, Chief Executive Officer, President and Director (8,380); John C. Fleming, Senior Vice President and General Manager – Electronics Business Unit (0); Gary D. Hall, Senior Vice President of Finance, Chief Financial Officer and Treasurer (122); David W. McNelis, Senior Vice President of Engineering (0); Deborah A. Mulryan, Senior Vice President of Human Resources (0); Michael Segal, Senior Vice President of Global Sales and Services (850); Sam Zawaideh, Senior Vice President of Product Solutions and Customer Support (12,316); all current directors who are not executive officers, as a group (0)(Directors who are not employees of the Company are not eligible to participate in the 2000 Purchase Plan); all current and former employees who are not executive officers, as a group (1,571,567).

Participation, Purchase of Shares and Purchase Price. Participation in the 2000 Purchase Plan is voluntary. An eligible employee may participate in the 2000 Purchase Plan by filing with the Company a completed payroll deduction authorization at least ten days before the first business day of the next succeeding payment period authorizing the Company to deduct not more than 10% and not less than 1% of his compensation during the payment period. The participant is then deemed to have been granted an option on the first business day of the payment period to purchase on the last business day of the payment period of up to 2,250 shares of Common Stock depending on participation. The purchase price for each share purchased will be 85% of the lesser of the last reported sale price per share of the Common Stock on the first business day of a payment period or the last business day of such period, whichever is lower. The aggregate number of shares of Common Stock which may be issued by the Company in any payment period is 150,000 plus any shares rolled over from prior payment periods as a result of the Company not issuing the full 150,000 shares in such payment period.

If the employee continues to be a participant in the 2000 Purchase Plan on the last business day of a payment period, he will be deemed to have exercised his option at the purchase price on that date and will be deemed to have purchased from the Company the number of full shares of Common Stock reserved for purposes of the 2000 Purchase Plan that his accumulated payroll deductions on that date will pay for, up to the 2,250 share maximum.

No employee may be granted an option under the 2000 Purchase Plan if, immediately after the grant, the employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of the Company or any parent or subsidiary corporations. In addition, no employee may be granted an option under the 2000 Purchase Plan which would give the employee the right to purchase stock under all of the stock purchase plans of the Company and its parent or subsidiary corporations at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

Deduction Changes and Withdrawal of Funds. A participant may not increase or decrease payroll deductions during any payment period. However, a participant may withdraw at any time prior to the last day in a payment period by delivering a withdrawal notice to the Company. An employee may not begin participation again during the remainder of the payment period. The employee may participate in any subsequent offering by filing a new authorization a least ten days before the first payment period in which he or she wishes to participate.

Rights on Retirement, Death or Termination of Employment. If a participant ceases to be employed by the Company or a designated subsidiary of the Company for any reason, the payroll deductions credited to his account will be returned to him or, in the event of his death, paid to his beneficiary or estate.

Rights Not Transferable. A participant may not transfer rights under the 2000 Purchase Plan other than by will or the laws of descent and distribution, and rights are exercisable during the participant’s lifetime only by the participant.

Merger or acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise, the Board or the board of directors of the any entity assuming the obligations of the Company shall, with respect to options then outstanding under the 2000 Purchase Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the acquisition, (b) shares of stock of the successor entity, or (c) such other securities as the successor board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the acquisition could purchase, at an option price determined with reference only to the first business day of the applicable payment period and subject to the regular limitations under the 2000 Purchase Plan on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

Amendment and Termination. The Board may amend the 2000 Purchase Plan at any time in any respect and may terminate the 2000 Purchase Plan at any time. Upon termination of the 2000 Purchase Plan, all amounts in the accounts of participants will be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as the independent registered public accounting firm for the fiscal year ending July 1, 2006. Ernst & Young LLP has served as the Company’s independent registered public accounting firm and outside accountants since June 19, 2002. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

The ratification of this selection by the stockholders of the Company is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future fiscal years.

The Board of Directors unanimously recommends a vote “FOR” ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2006.

Accounting Fees

Aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the fiscal years ended July 2, 2005 and July 3, 2004 are as follows:

Audit Fees. During fiscal 2005, the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal 2005 audit of the Company’s annual financial statements and the review of those financial statements included in its quarterly reports on Form 10-Q totaled $3,148,800; the estimated fees remaining to be billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2005 are approximately $302,100. The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal 2004 audit of the Company’s annual financial statements and the review of those financial statements included in its quarterly reports on Form 10-Q totaled $493,000 of which $296,900 and $196,400 were billed in fiscal 2005 and 2004, respectively.

Audit-Related Fees. Audit-related fees billed to the Company by Ernst & Young LLP were approximately $74,603 and $9,000 in fiscal 2004. The fees in fiscal 2005 were for services related to the filing of a registration statement on Form S-3 and Form 8-K. The fees in fiscal 2004 were for services related to the filing of a registration statement on Form S-8.

Tax Fees. The total fees billed to the Company by Ernst & Young LLP for tax services were approximately $0 in fiscal 2005 and $119,994 in fiscal 2004. These fees were for services related to (a) tax compliance (including the preparation of tax returns), (b) tax planning and tax advice, and (c) requests for rulings or technical advice from tax authorities.

All Other Fees. The aggregate fees billed to the Company by Ernst & Young LLP for all services other than audit, audit-related or tax-related services were approximately $2,136 in fiscal 2005 and $79,135 in fiscal 2004. The majority of these fees in fiscal 2004 were for services related to Section 404 compliance under the Sarbanes-Oxley Act of 2002 and the Company’s voluntary stock option exchange program.

Pre-Approval Policies and Procedures. The Audit Committee has established a policy of reviewing, in advance, and either approving or disapproving, any audit, audit-related or non-audit services to be provided to the Company by any independent public or certified public accountant who is providing audit services to the Company. All of the audit services provided by Ernst & Young LLP to the Company in 2005 and 2004 were approved by the Audit Committee. Of the non-audit services provided in 2005 and 2004, 100%, were reviewed and approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in 2006 must be received at the Company’s principal executive offices not later than May 31, 2006. Also, the Company’s By-Laws establish an advance notice procedure regarding stockholder proposals not intended for inclusion in such proxy statement. In general, such proposals must be received at the Company’s principal executive offices not later than May 31, 2006 and not earlier than May 1, 2006. If a stockholder who wishes to present a proposal fails to notify the Company by May 31, 2006, the stockholder will not be entitled to present the proposal at the annual meeting of stockholders to be held in 2006. However, notwithstanding the requirements of the Corporation’s By-Laws, if the proposal is brought before the stockholders at such meeting, then under the Commission’s rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission’s rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that all notices of proposals by stockholders should be sent Certified Mail — Return Receipt Requested to MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attn: Chief Financial Officer.

INCORPORATION BY REFERENCE

To the extent that the proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Stock Performance Graph,” “Compensation Committee Report on Executive Compensation” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, email or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended July 2, 2005 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 2, 2005.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: MatrixOne, Inc., Attention of Brian Norris, Vice President of Investor Relations, 210 Littleton Road, Westford, MA 01886, telephone: (978) 589-4040. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

EXHIBIT A

MATRIXONE, INC.

AMENDED AND RESTATED 1999 STOCK PLAN

1.	Purpose and Eligibility

The purpose of this Amended and Restated 1999 Stock Plan, as amended (the “Plan”), of MatrixOne, Inc. (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 9.

2.	Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers and shall establish such other terms and conditions to the power of the executive officers as the Board so chooses.

3.	Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 10,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. In addition, if any option to purchase shares of Common Stock issued under the Third Amended and Restated 1996 Stock Plan of the Company (the “1996 Plan”) is surrendered pursuant to the option exchange program under Section 9(g), the unissued Common Stock covered by such Award, up to a maximum of 1,067,990 shares in the aggregate, shall be available for the grant of Awards under the Plan and shall not be available for award under the 1996 Plan. Awards granted under the preceding sentence shall be in addition to the shares authorized under the first sentence of this subsection. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 10,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 1,500,000 shares of Common Stock.

c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 8(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.	Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option, or an Option that could qualify but is intentionally not granted as an Incentive Stock Option, is referred to herein as a “Nonstatutory Stock Option”.

c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement. Such exercise price per share shall not be less than the fair market value per share of Common Stock on the date of such grant.

d. Duration of Options. Each Option shall be exercisable at such times and be subject to such terms and conditions as the Board may specify in the applicable option agreement.

e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i) by check payable to the order of the Company;

(ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), or (y) payment of such other lawful consideration as the Board may determine.

5.	Stock Appreciation Rights.

a. General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

b. Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(i) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(ii) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

c. Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

6.	Restricted Stock; Restricted Stock Units.

a. General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price if any.

c. Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7.	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

8.	General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. Notwithstanding the foregoing, Nonstatutory Stock Options shall also be assignable or transferable pursuant to : (i) a valid domestic relations order or (ii) a gratuitous transfer to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. Acquisition of the Company

(i) Consequences of an Acquisition.

(A) Acquisition Intended to be Accounted for under the Purchase Method. Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition intended to be accounted for under the purchase method, (x) the vesting provisions of all then unvested Awards shall become accelerated by a period of 24 months and (y) the Board or the board of directors of the surviving or acquiring entity (as used in this Section 8(e)(i)(B), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (i) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (ii) shares of stock of the surviving or acquiring corporation or (iii) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide (a) that one or more Options then outstanding shall become immediately exercisable in full; (b) that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or (c) that one or more Options then outstanding shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof.

(B) Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(ii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

(iii) Parachute Awards. If, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed) , to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 8(e)(iv) shall be made by the Company.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, except as otherwise provided in Section 8( e)(iii), the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and provided further that the Board may not approve, without stockholder approval, any future repricing, replacing or regranting (through cancellation and reissuance or otherwise) of Awards issued under the Plan.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the

Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

9.	Miscellaneous

a. Definitions.

(i) “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of MatrixOne, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of MatrixOne, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject, in the case of amendments, to any applicable statutory or regulatory requirements to obtain shareholder approval when and if so required; provided, however, that the Board may not approve, without stockholder approval, any future repricing, replacing, or regranting (through cancellation and reissuance or otherwise) of Awards issued under the Plan.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

g. Option Exchange. The Board may authorize with stockholder approval a one-time option exchange program whereby the outstanding options granted under any plan of the Company having an exercise price equal to or above the greater of (i) $5.55 and (ii) the market value of the Company’s Common Stock on the day the board approves the offer to exchange, would be exchanged for new Restricted Stock Awards. The terms of the Restricted Stock Awards shall be determined by the Board in its sole discretion.

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EXHIBIT B

MATRIXONE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

Article 1 - Purpose.

This 2000 Employee Stock Purchase Plan, as amended (the “Plan”), is intended to encourage stock ownership by all eligible employees of MatrixOne, Inc. (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2 - Administration of the Plan.

The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees.

All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 - Stock Subject to the Plan.

The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 3,000,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.

The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on the later to occur of May 1, 2000 and the first day of the first calendar month following effectiveness of the Form S-8 registration statement filed with the Securities and Exchange Commission covering the shares to be issued pursuant to the Plan and shall end on October 31, 2000. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on November 1 and May 1 and ending on April 30 and October 31 of each calendar year.

Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 2,250 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period and subject to the limitation set forth in Article 4. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 2,250 shares except for the 2,250-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 2,250 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitations on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

For purposes of the Plan, the term “business day” means a day on which there is trading on the Nasdaq National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 - Exercise of Option.

Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 2,250 share limit of the option, and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

Article 7 - Authorization for Entering the Plan.

An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

        A.    Stating the percentage to be deducted regularly from the employee’s pay;

        B.    Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

        C.    Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 - Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee’s total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9 - Change in Payroll Deductions.

Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

Article 10 - Withdrawal from the Plan.

A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 - Issuance of Stock.

Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company’s transfer agent.

Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 - Adjustments.

Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

        A.    In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

        B.    In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitation set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the

Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 2,250-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 - No Transfer or Assignment of Employee’s Rights.

An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

Article 14 - Termination of Employee’s Rights.

Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

If a participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

Article 15 - Termination and Amendments to Plan.

Unless terminated sooner, as provided below, the Plan shall terminate on December 9, 2009. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16 - Limits on Sale of Stock Purchased under the Plan.

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 - Participating Subsidiaries.

The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 - Optionees Not Stockholders.

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 - Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 - Notice to Company of Disqualifying Disposition.

By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 - Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan, the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 - Governmental Regulations.

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 - Governing Law.

The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24 - Approval of Board of Directors and Stockholders of the Company.

The Plan was adopted by the Board of Directors on December 9, 1999 and was approved by the stockholders of the Company on January 20, 2000.

DETACH HERE

MATRIXONE, INC.

Proxy for Annual Meeting of Stockholders

December 22, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF MATRIXONE, INC.

The undersigned, revoking all prior proxies, hereby appoints Gary D. Hall, Deborah Dean and Brian Norris, and each of them alone, proxies, with full power of substitution, to vote all shares of common stock, par value $.01 per share, of MatrixOne, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Thursday, December 22, 2005 at 1:00 p.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated November 21, 2005, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

MATRIXONE, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/mone	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.	To elect three members to the Board of Directors as Class III Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

NOMINEES: (01) Mark F. O’Connell, (02) David G. DeWalt and (03) Charles R. Stuckey, Jr.

FOR ALL NOMINEES ☐                    ☐ WITHHELD FROM ALL NOMINEES

☐___________________________

For all nominees except as noted above

2.	To approve an amendment to the Company’s 1999 Amended and Restated Stock Plan (the “1999 Plan”) increasing from 8,000,000 to 10,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan.

FOR ☐                AGAINST ☐                ABSTAIN ☐

3.	To approve an amendment to the Company’s 1999 Plan to permit the award of stock appreciation rights, restricted stock and restricted stock units.

FOR ☐                AGAINST ☐                ABSTAIN ☐

4.	To approve an amendment to the Company’s 1999 Plan to permit a one-time stock option exchange program under which outstanding stock options having an exercise price equal to or above the greater of (i) $5.55 and (ii) the market value of the Company’s Common Stock on the date the Board approves the offer to exchange, would be exchanged for new Restricted Stock Awards.

FOR ☐                AGAINST ☐                ABSTAIN ☐

5.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan, increasing from 2,000,000 to 3,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan.

FOR ☐                AGAINST ☐                ABSTAIN ☐

6.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending July 1, 2006.

FOR ☐                AGAINST ☐                ABSTAIN ☐

7.	To grant discretionary authority to the presiding officer to propose and vote for one or more adjournments of the meeting including adjournments to permit further solicitation of proxies.

FOR ☐                AGAINST ☐                ABSTAIN ☐

In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

NOTE: Please sign exactly as name appears on your certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature of Stockholder	Signature of Stockholder

Print Name of Stockholder	Print Name of Stockholder

Date	Date